UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-A/A

(Amendment No.1 to FORM 8-A)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLEARTRONIC, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0958798 (IRS Employer Identification No.)
8000 North Federal Highway, Suite 100 Boca Raton, Florida (Address of principal executive offices)	33487 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-135585 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1 as filed with the Commission and declared effective on August 4, 2008, is hereby incorporated herein by reference for all purposes.

Item 2.

Exhibits.

Exhibit No.	Identification of Exhibit
3.01	Articles of Incorporation. (1)
3.02	Articles of Amendment to Articles of Incorporation filed March 12, 2001. (1)
3.03	Articles of Amendment to Articles of Incorporation filed October 4, 2004. (1)
3.04	Articles of Amendment to Articles of Incorporation filed March 31, 2005. (1)
3.05	Articles of Amendment to Articles of Incorporation filed May 9, 2008. (5)
3.06	Bylaws. (1)
4.01	Form of Specimen Stock Certificate for the Registrant’s Common Stock. (1)
4.02	GlobalTel IP, Inc. 2005 Incentive Equity Plan. (1)
4.03	Form of option issued pursuant to GlobalTel, Inc. 2005 Incentive Equity Plan. (1)
4.04	Convertible Debenture in the principal amount of $100,000 issued to Judith Holding Ltd. (2)
4.05	Convertible Debenture in the principal amount of $100,000 issued to Josephine and Santo Sciarrino. (2)
4.06	Convertible Debenture in the principal amount of $25,000 issued to James Drew. (2)
10.01	Asset Purchase Agreement of March 8, 2006 by and between Interactive Media Technologies, Inc. and the Registrant. (1)
10.02	Software Support Agreement of March 1, 2006 by and between Interactive Media Technologies, Inc. and the Registrant and related Software Support Order. (1)
10.03	Co-Location Lease Agreement of March 1, 2006 by and between Interactive Media Technologies, Inc. and the Registrant. (1)
10.04	Office Lease Agreement of April 1, 2006 by and between Interactive Media Technologies, Inc. and the Registrant. (1)
10.05	Management Agreement as of June 16, 2006 by and between the Registrant and Tremont Ventures, LLC. (1)
10.06	Consulting Agreement as of March 1, 2006 by and between the Registrant and Cofrec, Inc. (2)
10.07	Consulting Agreement as of March 1, 2006 by and between the Registrant and Mamata Tripathy. (2)
10.08	Consulting Agreement as of March 1, 2006 by and between the Registrant and Amar Behura. (2)
10.09	Consulting Agreement as of March 1, 2006 by and between the Registrant and Sudhir Kumar. (2)
10.10	Application Service Provider License Agreement between Twisted Pair Solutions, Inc. and the Registrant of August 6, 2006, as amended. (4) (6)
10.11	Agreement of February 27, 2007 by and between Interactive Media Technologies, Inc. and the Registrant. (2)
10.12	Authorized Reseller Agreement between Twisted Pair Solutions, Inc. and the Registrant of May 10, 2006. (4) (6)
10.13	Consulting Agreement of June 1, 2007 MANNetworks LLC and the Registrant. (4)
10.14	Agreement of June 6, 2007 between Tremont Ventures LLC and the Registrant. (3)
10.15	Lease Agreement of July 1, 2007 between BGNP Associates, LLC and the Registrant. (3)
10.16	Warrants issued to Dominick Albi, Joseph Conti, Joseph Giuliano and Dino Natali. (4)
10.17	Consultant Services Agreement of July 25, 2007 between John Boteler and the Registrant. (4)
10.18	Asset Purchase Agreement of August 6, 2007 by and between Interactive Media Technologies, Inc. and the Registrant. (4)

10.19	Consultant Services Agreement of August 9, 2007 between True North Consulting, Inc. and the Registrant. (4)
10.20	Asset Purchase Agreement of October 11, 2007 between Sipcom Corp. and the Registrant. (4)
10.21	Consultant Services Agreement of October 22, 2007 between CES Technologies, Inc. and VoiceInterop Inc. (4)
10.22	Consulting Agreement of December 1, 2007 between Dolin International Trade and Capital LLC and the Registrant. (4)
10.23	Consulting Services Agreement of January 14, 2008 between Bruno Riegl and the Registrant. (4).
10.24	Management Outsource Agreement of January 22, 2008 between Phantom Telecom, Co. and Gulf Telco, Inc. (4)

____________

(1)  Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 and hereby incorporated by reference.

(2)  Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 and hereby incorporated by reference.

(3)  Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form SB-2 and hereby incorporated by reference.

(4)  Filed as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 and hereby incorporated by reference.

(5)  Filed as an exhibit to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 and hereby incorporated by reference.

(6)  Portions of the exhibit have been omitted pursuant to a Request for Confidential Treatment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014.	CLEARTRONIC, INC.

By /s/ Larry M. Reid
Larry M. Reid, Chief Executive Officer

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